Exhibit 10.2

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 10, 2017 between COLONY NORTHSTAR, INC., a Maryland corporation (the “Successor Company”), as successor by merger to COLONY CAPITAL, INC. (f/k/a COLONY FINANCIAL, INC., a Maryland corporation) (the “Issuer”), and THE BANK OF NEW YORK MELLON, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an indenture, dated as of April 10, 2013, as supplemented by that certain First Supplemental Indenture, dated as of April 10, 2013, (the “First Supplemental Indenture”) between the Issuer and the Trustee, relating to the Issuer’s 5.00% Convertible Senior Notes due 2023 (the “2023 Notes”) and that certain Second Supplemental Indenture, dated as of January 28, 2014, (the “Second Supplemental Indenture”) between the Issuer and the Trustee, relating to the Issuer’s 3.875% Convertible Senior Notes due 2021 (the “2021 Notes” and together with the 2023 Notes, the “Notes”) (as supplemented or modified from time to time, the “Indenture”);

WHEREAS, the Issuer is a party to that certain Agreement and Plans of Merger, dated as of June 2, 2016 (as amended, the “Merger Agreement”), by and among Northstar Realty Finance Corp., a Maryland corporation, the Issuer, Northstar Asset Management Group Inc., a Delaware corporation, the Successor Company, Sirius Merger Sub-T, LLC, a Delaware limited liability company, Northstar Realty Finance Limited Partnership, a Delaware limited partnership, New Sirius Inc., a Maryland corporation and New Sirius Merger Sub, LLC, a Delaware limited liability company, pursuant to which the Issuer will merge with and into the Successor Company, with the Successor Company continuing as the Surviving Corporation (the “Merger”) and subject to the terms and conditions contained in the Merger Agreement, each share of Class A Common Stock of the Issuer, par value $0.01 per share will be converted into the right to receive 1.4663 shares of Class A Common Stock of the Successor Corporation, par value $0.01 per share (the “Merger Consideration”);

WHEREAS, in connection with the foregoing, Section 4.07 of each of the First Supplemental Indenture and the Second Supplemental Indenture provide that the Successor Company shall execute a supplemental indenture providing that each Note shall, without the consent of any holders of Notes, become convertible into Reference Property (as defined below);

WHEREAS, pursuant to Section 9.1(a) of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Defined Terms

Section 1.01. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Effect of Merger

Section 2.01. Conversion of Notes. In accordance with Section 4.07 of each of the First Supplemental Indenture and the Second Supplemental Indenture, from and after the date of this Supplemental Indenture, the right to convert each $1,000 principal amount of the Notes shall be changed to a right to convert such principal amount of Notes into the Merger Consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have been entitled to receive in the Merger (the “Reference Property”), which Reference Property shall be in an amount of 1.4663 shares of Class A Common Stock of the Successor Corporation multiplied by the applicable Conversion Rate per $1,000 principal amount of Notes, in accordance with the Indenture, at any time from, and including, the date that the Merger becomes effective. The provisions of the Indenture, as modified herein, shall continue to apply, mutatis mutandis, to the holders’ right to convert the Notes into the Reference Property.

ARTICLE III

Obligations and Agreements; Agreement to be Bound

Section 3.01. Obligations and Agreements. The Successor Company hereby succeeds the Issuer as the Company under the Indenture and as such will have all of the rights and privileges, be subject to and hereby agrees to assume all of the obligations, duties, covenants and agreements, of the Issuer under the Indenture and the Notes.

ARTICLE IV

Miscellaneous

Section 4.01. Notices. All notices and other communications to the Company under the Indenture shall be given as provided in the Indenture, at its address set forth below:

Colony NorthStar, Inc.

515 S. Flower Street

44th Floor

Los Angeles, California 90071

Attention: Director of Legal

Section 4.02. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.03. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.04. Jurisdiction. Each of the Trustee and the Successor Company irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 4.05. Severability Clause. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 4.06. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.07. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 4.08. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.09. Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 4.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Successor Company and not of the Trustee.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COLONY NORTHSTAR, INC., as the Company

By:	/s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Chief Operating Officer

(Signature Page to Third Supplemental Indenture)

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

(Signature Page to Third Supplemental Indenture)